Exhibit 10.39

EXECUTION VERSION

FIRST AMENDMENT TO GUARANTEE AGREEMENT

This First Amendment to Guarantee Agreement (this "Amendment") is made and entered into as of September 30, 2021, by and between BENEFIT STREET PARTNERS REALTY TRUST, INC., a Maryland corporation ("Guarantor"), and Wells Fargo Bank, National Association ("Buyer").

W I T N E S S E T H:

WHEREAS, Buyer and BSPRT WFB Loan, LLC ("Seller") entered into that certain Master Repurchase and Securities Contract, dated as of November 21, 2018 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Repurchase Agreement);

WHEREAS, in connection with the Repurchase Agreement, Guarantor executed and delivered to Buyer that certain Guarantee Agreement, dated as of November 21, 2018 (as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”); and

WHEREAS, Guarantor and Buyer have agreed to amend certain provisions of the Guarantee Agreement in the manner set forth herein, and Guarantor hereby further agrees to make the acknowledgements set forth herein.

NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments.

(a)The definitions of “Fixed Charges” and “Recourse Indebtedness” contained in Section 1 of the Guarantee Agreement are each hereby amended and restated in their entirety to read as follows:

“Fixed Charges” shall mean, with respect to any Person and its consolidated Subsidiaries and for any fiscal quarter, the sum of (a) all cash interest paid or accrued during such period and all scheduled principal amortization payments, interest, fees and other debt service payable by such Person and its consolidated Subsidiaries during such period, (b) Capitalized Lease Obligations paid or accrued during such period, (c) capital expenditures (if any) incurred by such Person and its consolidated Subsidiaries during such period, (d) any amounts payable during such period under any ground lease, and (e) all amounts paid or accrued during such period in respect of any Interest Rate Protection Agreements or other derivative contracts.

USActive 56680154.6

Exhibit 10.39

“Recourse Indebtedness” shall mean, with respect to any Person, for any applicable period, without duplication, the aggregate Indebtedness of such Person and its consolidated Subsidiaries during such period for which such Person or any of such Subsidiaries is directly responsible or liable as obligor or guarantor; provided, that Recourse Indebtedness shall not include Indebtedness owing pursuant to repurchase agreements secured by residential adjustable-rate mortgage securities issued and guaranteed by government-sponsored enterprises or by an agency of the federal government.

(b)Section 9(a)(ii) of the Guarantee Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) permit (a) the ratio of Guarantor’s Total Indebtedness to Guarantor’s Tangible Net Worth at any time to be greater than 3.0 to 1.0; provided, that for purposes of this clause (a), Guarantor’s Total Indebtedness shall be calculated excluding all Indebtedness owing pursuant to repurchase agreements secured by residential adjustable-rate mortgage securities issued and guaranteed by government-sponsored enterprises or by an agency of the federal government, or (b) so long as any of Guarantor’s Indebtedness secured by residential adjustable-rate mortgage securities remains outstanding, the ratio of Guarantor’s Total Indebtedness to Guarantor’s Tangible Net Worth at any time to be greater than 8.0 to 1.0;”.

2.Conditions Precedent. This Amendment and its provisions shall become effective on the first date (the “Amendment Effective Date”) on which this Amendment is executed and delivered by a duly authorized officer of each of Buyer and Guarantor, along with such other documents as Buyer may reasonably request.

3.Representations, Warranties and Covenants. Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Guarantor hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party are true and correct in all material respects (except such materiality qualifier shall not be applicable to any representations, warranties or covenants that are already qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which covenants, representations and warranties shall be true and correct in all respects subject to such qualifier), except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

Exhibit 10.39
4.Acknowledgements of Guarantor. Notwithstanding the terms of this Amendment and any impact of such terms on Section 9 of the Guarantee Agreement, Guarantor hereby acknowledges that Section 21 of the Guarantee Agreement remains in full force and effect.

5.Waivers. Guarantor acknowledges and agrees that it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Guarantee Agreement or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and in consideration of Buyer entering into this Amendment, Guarantor hereby waives, releases and discharges Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Guarantee Agreement or the other Repurchase Documents, including, but not limited to, any action or failure to act under the Guarantee Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence, willful misconduct or bad faith in connection with the Guarantee Agreement or the other Repurchase Documents.

6.Limited Effect. Except as expressly amended and modified by this Amendment, the Guarantee Agreement (including, without limitation, Section 21 thereof) and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Guarantee Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Guarantee Agreement, as amended hereby, and (z) each reference in the Guarantee Agreement to “this Guarantee”, “hereof”, “herein” or words of similar effect in referring to the Guarantee Agreement shall be deemed to be references to the Guarantee Agreement, as amended by this Amendment.

7.No Novation, Effect of Repurchase Agreement. The parties hereto have entered into this Amendment solely to amend the terms of the Guarantee Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owning by Seller, Pledgor, Guarantor or any of their respective Affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Guarantee Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

Exhibit 10.39

8.Headings. The headings used in this Amendment are for reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

9.Expenses. Guarantor agrees to pay and reimburse Buyer for all third-party out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment.

10.Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

11.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[Signatures on the Following Page]

Exhibit 10.39

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking association

By: /s/: Michael P. Duncan
Name: Michael P. Duncan
Title: Director

Exhibit 10.39

GUARANTOR:

BENEFIT    STREET    PARTNERS    REALTY TRUST, INC.

By: /s/: Micah Goodman    Name: Micah Goodman
Title: Authorized Signatory